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Exhibit 99.2

CERTIFICATION PURSUANT TO
SECTION 1350 OF CHAPTER 63 OF 18 U.S.C.
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Annual Report of SICOR Inc. (the "Company") on Form 10-K for the period ending December 31, 2002 as filed with the Securities and Exchange Commission, accompanied by this written statement (the "Report"), I, Jack E. Stover, Executive Vice President, Finance, Chief Financial Officer, and Treasurer of the Company, certify pursuant to § 1350 of Chapter 63 of 18 U.S.C., as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

  (1)
  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ JACK E. STOVER
Jack E. Stover Executive Vice President, Finance, Chief Financial Officer, and Treasurer March 25, 2003

        A signed original of this written statement required by Section 906 has been provided to SICOR Inc. and will be retained by SICOR Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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  Exhibit 99.2
CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63 OF 18 U.S.C. AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002